Exhibit 4.44

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 24, 2015, by and between Amyris, Inc., a Delaware corporation (the “Company”), and the individuals or entities listed on Schedule I hereto (each, a “Purchaser,” and collectively, the “Purchasers”).

Preliminary Statement

A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to issue and sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Common Stock set forth opposite such Purchaser’s name on the Schedule of Purchasers on Schedule I (which aggregate amount for all Purchasers together as of the Closing (as defined below) shall be 16,025,642 shares of Common Stock and shall collectively be referred to herein as the “Shares”) and (ii) warrants, in substantially the form attached hereto as Exhibit C (collectively, the “Warrants”), to acquire up to that number of additional shares of Common Stock as determined pursuant to Article 6 of this Agreement and set forth on the Schedule of Purchasers on Schedule I (with the shares of any Common Stock issuable upon exercise of or otherwise pursuant to the Warrants, collectively, the “Warrant Shares”).

C. The Shares, the Warrants and the Warrant Shares issued pursuant to this Agreement are collectively referred to herein as the “Securities.”

Agreement

The parties, intending to be legally bound, agree as follows:

ARTICLE 1

SALE OF SHARES

Each Purchaser will purchase from the Company the number of Shares set forth next to such Purchaser’s name on Schedule I hereto at a price of U.S. $1.56 per Share in cash. The total purchase price payable by each Purchaser for the Shares that such Purchaser is hereby agreeing to purchase is set forth next to such Purchaser’s name on Schedule I hereto (the “Total Purchase Price”). The sale and purchase of the Shares to each Purchaser shall constitute a separate sale and purchase hereunder.

ARTICLE 2

CLOSING; DELIVERY

2.1. Closing. The closing (“Closing”) of the transactions contemplated hereby shall be held at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California 94041 within one business day following the date on which the last of the conditions set forth in Articles 6 and 7 have been satisfied or waived in accordance with this Agreement but in no event later than July 24, 2015 (such date, the “Closing Date”), or at such other time and place as the Company and the Purchasers mutually agree upon.

2.2. Delivery. At the Closing, the Company shall execute and deliver to the Purchasers this Agreement, the Amendment No. 6 to Amended and Restated Investors’ Rights Agreement in the form attached hereto as Exhibit A (the “Rights Agreement Amendment”), a Warrant to acquire up to that number of additional shares of Common Stock as determined pursuant to Article 6 of this Agreement and set forth next to such Purchaser’s name on Schedule I hereto and the other documents referenced in Article 6. At the Closing, each Purchaser shall pay the Company the applicable Total Purchase Price in immediately available funds. Promptly following the Closing, the Company shall deliver to each Purchaser a single stock certificate representing the number of Shares purchased by such Purchaser, as set forth next to such Purchaser’s name on Schedule I hereto, such stock certificate to be registered in the name of such Purchaser, or in such nominee’s or nominees’ name(s) as designated by such Purchaser in writing in the form of the Purchaser Suitability Questionnaire of the Purchaser attached hereto as Exhibit B (the “Purchaser Suitability Questionnaire”), against payment of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing to Purchaser at least two days prior to the Closing Date.

2.3. Sale of Additional Shares. At any time and from time to time after the Closing Date, the Company may sell, on the same terms and conditions as those contained in this Agreement, without obtaining the signature, consent or permission of any of the Purchasers, up to $35,000,000 worth of additional shares of the Company’s Common Stock (the “Additional Shares”), to one or more purchasers (the “Additional Purchasers”) in additional closings (each, an “Additional Closing”) at a price per share equal to the greater of (a) the last occurring consolidated closing bid price per share on The NASDAQ Stock Market (“The NASDAQ Stock Market”) prior to such Additional Purchaser’s entry into this Agreement and (b) book value per share (as defined under The NASDAQ Stock Market rules), plus $0.01, provided that (i) each such subsequent sale is consummated prior to 90 days after the Closing Date, and (ii) each Additional Purchaser shall become a party to the Transaction Agreements (as defined below), by executing and delivering a counterpart signature page to each of the Transaction Agreements. In connection with the purchase of Additional Shares by an Additional Purchaser pursuant to this Section 2.3, such Additional Purchaser shall additionally receive at the applicable Additional Closing a Warrant to acquire up to that number of additional shares of Common Stock as determined pursuant to Article 6 of this Agreement. Schedule I hereto shall be updated to reflect the number of Additional Shares and Warrants purchased at each such Additional Closing and the parties purchasing such Additional Shares and Warrants.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and covenants to each Purchaser, except as set forth in the disclosure letter supplied by the Company to the Purchasers dated as of the date hereof (the

“Disclosure Letter”), which exceptions shall be deemed to be part of the representations and warranties made hereunder as provided therein, as follows:

3.1. Organization and Standing. The Company and each of its subsidiaries is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of the Company and its subsidiaries has all requisite power and authority to own and operate its respective properties and assets and to carry on its respective business as presently conducted and as proposed to be conducted. The Company and each of its subsidiaries is qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, prospects, financial condition or results of operation of the Company and its subsidiaries or the ability of the Company or any of its subsidiaries to perform their respective obligations under the Transaction Agreements (as defined below) (a “Material Adverse Effect”).

3.2. Subsidiaries. As used in this Agreement, references to any “subsidiary” of a specified Person shall refer to an Affiliate controlled by such Person directly, or indirectly through one or more intermediaries, as such terms are used in and construed under Rule 405 under the Securities Act (which, for the avoidance of doubt, shall include the Company’s controlled joint ventures, including shared-controlled joint ventures). The Company’s subsidiaries, as of the date hereof, are listed on Exhibit 21.01 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and, except as Previously Disclosed (as defined in Section 3.11) are the only subsidiaries, direct or indirect, of the Company as of the date hereof. All the issued and outstanding shares of each subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and, except as Previously Disclosed, are owned by the Company or a Company subsidiary free and clear of all liens, encumbrances and equities and claims. As used herein, “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, and an “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

3.3. Power. The Company has all requisite power to execute and deliver this Agreement, to sell and issue the Securities hereunder, and to carry out and perform its obligations under the terms of this Agreement, the Warrants, the Voting Agreements (as defined herein), the Rights Agreement Amendment and any ancillary agreements and instruments to be entered into by the Company hereunder (together, the “Transaction Agreements”).

3.4. Authorization. The execution, delivery, and performance of the Transaction Agreements by the Company has been duly authorized by all requisite action on the part of the Company and its officers, directors and stockholders, and this Agreement constitutes, and the other Transaction Agreements will constitute, legal, valid, and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (together, the “Enforceability Exceptions”).

3.5. Consents and Approvals. Except for any Current Report on Form 8-K or Notice of Exempt Offering of Securities on Form D to be filed by the Company in connection with the transactions contemplated hereby, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Agreements. Assuming the accuracy of the representations of each Purchaser in the Investor Suitability Questionnaire of such Purchaser, as applicable, no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including The NASDAQ Stock Market), or other governmental body is required for the execution and delivery of these Transaction Agreements, the valid issuance, sale and delivery of the Securities to be sold pursuant to this Agreement other than such as have been made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Securities.

3.6. Non-Contravention. The execution and delivery of the Transaction Agreements, the issuance, sale and delivery of the Securities to be sold by the Company under this Agreement, the performance by the Company of its obligations under the Transaction Agreements and/or the consummation of the transactions contemplated thereby will not (a) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary is a party or by which it or its properties may be bound or affected, (ii) the Company’s Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or the equivalent document with respect to any subsidiary, as amended and as in effect on the date hereof, or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The NASDAQ Stock Market), governmental agency, arbitration panel or authority applicable to the Company, any of its subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not be likely to have, individually or in the aggregate, a Material Adverse Effect, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any if its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject. For purposes of this Section 3.6, the term “material” shall apply to agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound involving obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 in a consecutive 12-month period.

3.7. Shares. The Shares are duly authorized and when issued pursuant to the terms of this Agreement will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Agreement, or as otherwise may be required under state or federal securities laws as set forth in this Agreement at the time a transfer is proposed. Except as set forth on Section 3.7 of the Disclosure Letter, the issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other Person, or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company.

3.8. Authorization of the Warrants. The Warrants have been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.9. Authorization of the Warrant Shares. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise by all necessary corporate action and such shares, when issued upon such exercise in accordance of the terms of the Warrants, will be validly issued and will be fully paid and non-assessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Warrant Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Agreement, or as otherwise may be required under state or federal securities laws as set forth in this Agreement at the time a transfer is proposed. Except as set forth on Section 3.7 of the Disclosure Letter, the issuance and delivery of the Warrant Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other Person, or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company.

3.10. No Registration. Assuming the accuracy of each of the representations and warranties of each Purchaser herein and in the Investor Suitability Questionnaire, the issuance by the Company of the Securities is exempt from registration under the Securities Act.

3.11. Reporting Status. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, except as set forth in Section 3.11 of the Disclosure Letter, has, in a timely manner, filed all documents and reports that the Company was required to file pursuant to Section I.A.3.b of the General Instructions to Form S-3 promulgated under the Securities Act in order for the Company to be eligible to use Form S-3 for the two years preceding the Closing Date or such shorter time period as the Company has been subject to such reporting requirements (the foregoing materials, together with any materials filed by the Company under the Exchange Act, whether or not required, collectively, the “SEC Documents”). The SEC Documents complied as to form in all material respects with requirements of the Securities Act and Exchange Act and the rules and regulations of the SEC promulgated thereunder (collectively, the “SEC Rules”), and none of the SEC Documents and the information contained therein, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, “Previously Disclosed” means information set forth in or incorporated by reference into the SEC Documents filed with the SEC on or after March 31, 2015 but prior to the date hereof (except for risks and forward-looking information set forth in the “Risk Factors” section of the applicable SEC Documents or in any forward-looking statement disclaimers or similar statements that are similarly non-specific and are predictive or forward-looking in nature).

3.12. Contracts. Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Documents or to be filed as an exhibit to the SEC Documents under the SEC Rules (collectively, the “Material Contracts”) is so described, summarized or filed. The Material Contracts to which the Company or its subsidiaries are a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company or its subsidiaries, as applicable, enforceable by and against the Company or its subsidiaries, as applicable, in accordance with their respective terms, subject to the Enforceability Exceptions.

3.13. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (a) 300,000,000 shares of Common Stock, $0.0001 par value per share, 79,222,633 shares of which are issued and outstanding as of the date hereof, and (b) 5,000,000 shares of Preferred Stock, $0.0001 par value per share, of which no shares are issued and outstanding as of the date hereof. All subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company issued and outstanding as of the date hereof, or material contracts, commitments, understandings, or arrangements by which the Company or any of its subsidiaries is or may be obligated to issue shares of capital stock, or securities or rights convertible or exchangeable for shares of capital stock, are as set forth in the SEC Documents. The issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as Previously Disclosed, no holder of the Company’s capital stock is entitled to preemptive or similar rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Company issued and outstanding. Except as Previously Disclosed, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. The Company has made available to the Purchasers, a true, correct and complete copy of the Company’s Certificate of Incorporation and Bylaws.

3.14. Legal Proceedings. Except as Previously Disclosed, there is no action, suit or proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have, individually or in the aggregate, a Material Adverse Effect.

3.15. No Violations. Neither the Company nor any of its subsidiaries is in violation of its respective certificate of incorporation, bylaws or other organizational documents, or to its knowledge, is in violation of any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The NASDAQ Stock Market), governmental agency, arbitration panel or authority applicable to the Company or any of its subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company and the Company is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not received any comment letter from the SEC relating to any SEC Documents which has not been finally resolved. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

3.16. Governmental Permits; FDA Matters.

(a) Permits. The Company and its subsidiaries possess all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of their respective businesses as currently conducted, except where such failure to possess would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such permit which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) EPA and FDA Matters. As to each of the manufacturing processes, intermediate products and research or commercial products of the Company and each of its subsidiaries, including, without limitation, products or compounds currently under research and/or development by the Company, subject to the jurisdiction of the United States Environmental Protection Agency (“EPA”) under the Toxic Substances Control Act and regulations thereunder (“TSCA”) or the Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act and the regulations thereunder (“FDCA”) (each such product, a “Life Science Product”), such Life Science Product is being researched, developed, manufactured, tested, distributed and/or marketed in compliance in all material respects with all applicable requirements under the FDCA and TSCA and similar laws and regulations applicable to such Life Science Product, including those relating to investigational use, premarket approval, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security. The Company has not received any notice or other communication from the FDA, EPA or any other federal, state or foreign governmental entity (i) contesting the premarket approval of, the uses of or the labeling and promotion of any Life Science Product or (ii) otherwise alleging any violation by the Company of any law, regulation or other legal provision applicable to a Life Science Product. Neither the Company, nor any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or other federal, state or foreign governmental entity performing similar or equivalent functions or failed to disclose a material fact required to be disclosed to the FDA or such other federal, state or foreign governmental entity.

3.17. Listing Compliance. The Company is in compliance with the requirements of The NASDAQ Stock Market LLC for continued listing of the Common Stock thereon and has no knowledge of any facts or circumstances that could reasonably lead to delisting of its Common Stock from The NASDAQ Stock Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on The NASDAQ Stock Market, nor has the Company received any notification that the SEC or The NASDAQ Stock Market is contemplating terminating such registration or listing. The transactions contemplated by the Transaction Agreements will not contravene the rules and regulations of The NASDAQ Stock Market. The Company will comply with all requirements of The NASDAQ Stock Market with respect to the issuance of the Securities, including the filing of any listing notice with respect to the issuance of the Securities, other than obtaining stockholder approval for the exercise of the Warrants as contemplated by Section 7.7.

3.18. Intellectual Property.

(a) Except as set forth in Section 3.18 of the Disclosure Letter, Company and/or its subsidiaries owns or possesses, free and clear of all encumbrances, all legal rights to all intellectual property and industrial property rights and rights in confidential information, including all (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisional, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, trademark rights, service marks, service mark rights, corporate names, trade names, trade name rights, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by and of the foregoing, (iii) trade secrets and all other confidential information, ideas, know-how, inventions, proprietary processes, formulae, models, and other methodologies, (iv) copyrights, (v) computer programs (whether in object code, subject code or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all related documentation, (vi) licenses to any of the foregoing, and (vii) all applications and registrations of the foregoing, and (viii) all other similar proprietary rights (collectively, “Intellectual Property”) used or held for use in, or necessary for the conduct of their businesses as now conducted and as proposed to be conducted, and neither the Company nor any of its subsidiaries (A) has received any communications alleging that either the Company or any of its subsidiaries has violated, infringed or misappropriated or, by conducting their businesses as now conducted and as proposed to be conducted, would violate, infringe or misappropriate any of the Intellectual Property of any other Person, (B) knows of any claim that the Company or any of its subsidiaries has violated, infringed or misappropriated, or, by conducting their businesses as now conducted and as proposed to be conducted, would violate, infringe or misappropriate any of the Intellectual Property of any other Person, and (C) knows of any material third-party infringement, misappropriation or violation of any Company or any Company subsidiary’s Intellectual Property. The Company has taken and takes reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property, including requiring all Persons with access thereto to enter into appropriate non-disclosure agreements. To the knowledge of the Company, there has not been any disclosure of any material trade secret of the Company or a Company subsidiary (including any such information of any other Person disclosed in confidence to the Company) to any other Person in a manner that has resulted or is likely to result in the loss of trade secret in and to such information. Except as Previously Disclosed, and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no outstanding options, licenses or agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company’s or its subsidiaries’ Intellectual Property, nor is the Company or its subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person.

(b) To the Company’s knowledge, none of the employees of the Company or its subsidiaries are obligated under any contract (including, without limitation, licenses, covenants or commitments of any nature or contracts entered into with prior employers), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or its subsidiaries or would conflict with their businesses as now conducted and as proposed to be conducted. Neither the execution nor delivery of the Transaction Agreements will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any contract, covenant or instrument under which the Company or its subsidiaries or any of the employees of the Company or its subsidiaries is now obligated, and neither the Company nor its subsidiaries will need to use any inventions that any of its employees, or Persons it currently intends to employ, have made prior to their employment with the Company or its subsidiaries, except for inventions that have been assigned or licensed to the Company or its subsidiaries as of the date hereof. Each current and former employee or contractor of the Company or its subsidiaries that has developed any Intellectual Property owned or purported to be owned by the Company or its subsidiaries has executed and delivered to the Company a valid and enforceable Invention Assignment and Confidentiality Agreement that (i) assigns to the Company or such subsidiaries all right, title and interest in and to any Intellectual Property rights arising from or developed or delivered to the Company or such subsidiaries in connection with such Person’s work for or on behalf of the Company or such subsidiaries, and (ii) provides reasonable protection for the trade secrets, know-how and other confidential information (1) of the Company or such subsidiaries and (2) of any third party that has disclosed same to the Company or such subsidiaries. To the knowledge of the Company, no current or former employee, officer, consultant or contractor is in default or breach of any term of any employment, consulting or contractor agreement, non-disclosure agreement, assignment agreement, or similar agreement. Except as Previously Disclosed, to the knowledge of the Company, no present or former employee, officer, consultant or contractor of the Company has any ownership, license or other right, title or interest, directly or indirectly, in whole or in part, in any Intellectual Property that is owned or purported to be owned, in whole or part, by the Company or its subsidiaries.

3.19. Financial Statements. The consolidated financial statements of the Company and its subsidiaries and the related notes thereto included in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of its operations and cash flows for the periods therein specified subject, in the case of unaudited statements, to normal year-end audit adjustments. Except as set forth in such Financial Statements (or the notes thereto), such Financial Statements (including the related notes) have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods therein specified (“GAAP”). Except as set forth in the Financial Statements, neither the Company nor its subsidiaries has any material liabilities other than liabilities and obligations that have arisen in the ordinary course of business and which would not be required to be reflected in financial statements prepared in accordance with GAAP.

3.20. Accountants. PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, are registered independent public accountants as required by the Exchange Act and the rules and regulations promulgated thereunder (and by the rules of the Public Company Accounting Oversight Board).

3.21. Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a14 and 15d-14 under the Exchange Act) that are effective and designed to ensure that (i) information required to be disclosed in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified by the SEC Rules, and (ii) such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

3.22. Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

3.23. No Material Adverse Change; Solvency. (a) Except as set forth in the SEC Documents in each case, filed or made through and including the date hereof, since March 31, 2015:

(i) there has not been any event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect,

(ii) the Company has not incurred any liabilities (contingent or otherwise) other than (1) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (2) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or not required to be disclosed in filings made with the SEC,

(iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock other than routine withholding in accordance with the Company’s existing stock-based plan,

(iv) the Company has not altered its method of accounting or the identity of its auditors, except as Previously Disclosed,

(v) the Company has not issued any equity securities except pursuant to the Company’s existing stock based plans or as otherwise Previously Disclosed; and

(vi) there has not been any loss or damage (whether or not insured) to the physical property of the Company or any of its subsidiaries.

(b) The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is currently proposed to be conducted. As of the Closing, the Company’s existing cash and cash equivalents, cash from operations, cash from borrowing facilities and cash available from capital market transactions will be sufficient to meet the Company’s planned working capital and capital expenditure requirements for at least 6 months from the Closing Date.

(c) The Company has not incurred any obligation or liability (contingent or otherwise) under this Agreement, or any of the documents or instruments contemplated hereby, with actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its subsidiaries.

3.24. No Manipulation of Stock. Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, any of their respective officers, directors, employees, Affiliates or controlling Persons has taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to, directly or indirectly, cause or result in stabilization or manipulation of the price of the Common Stock.

3.25. Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company and its subsidiaries will continue to maintain such insurance or substantially similar insurance, which covers the same risks at the same levels as the existing insurance with insurers which guarantee the same financial responsibility as the current insurers, and neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.26. Properties. Except as Previously Disclosed, the Company and its subsidiaries have good and marketable title to all the properties and assets (both tangible and intangible) described as owned by them in the consolidated financial statements included in the SEC Documents, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements (including the notes thereto), or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its subsidiaries. The Company and each of its subsidiaries hold their leased properties under valid and binding leases. The Company and each of its subsidiaries own or lease all such properties as are necessary to its operations as now conducted.

3.27. Tax Matters. The Company and its subsidiaries have filed all Tax Returns, and these Tax Returns are true, correct, and complete in all material respects. The Company and each subsidiary (i) have paid all Taxes that are due from the Company or such subsidiary for the periods covered by the Tax Returns or (ii) have duly and fully provided reserves adequate to pay all Taxes in accordance with GAAP. No agreement as to indemnification for, contribution to, or payment of Taxes exists between the Company or any subsidiary, on the one hand, and any other Person, on the other, including pursuant to any Tax sharing agreement, lease agreement, purchase or sale agreement, partnership agreement or any other agreement not entered into in the ordinary course of business. Neither the Company nor any of its subsidiaries has any liability for Taxes of any Person (other than the Company or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law), or as a transferee or successor, by contract or otherwise. Since the date of the Company's most recent Financial Statements, the Company has not incurred any liability for Taxes other than in the ordinary course of business consistent with past practice. Neither the Company nor its subsidiaries has been advised (a) that any of its Tax Returns have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its Taxes. Neither the Company nor any of its subsidiaries has knowledge of any Tax liability to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. The Company has not distributed stock of another corporation, or has had its stock distributed by another corporation, in a transaction that was governed, or purported or intended to be governed, in whole or in part, by Section 355 of the Internal Revenue Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Internal Revenue Code) in conjunction with the purchase of the Shares. “Tax” or “Taxes” means any foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge, including any interest, penalties or additions to Taxes or additional amounts with respect to the foregoing. “Tax Returns” means all returns, reports, or statements required to be filed with respect to any Tax (including any elections, notifications, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax.

3.28. Investment Company Status. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.

3.29. Transactions With Affiliates and Employees. Except as Previously Disclosed, none of the officers or directors of the Company or its subsidiaries and, to the knowledge of the Company, none of the employees of the Company or its subsidiaries is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors required to be disclosed under Item 404 of Regulation S-K under the Exchange Act).

3.30. Foreign Corrupt Practices. Neither the Company nor its subsidiaries or Affiliates, any director or officer, nor to the knowledge of the Company, any agent, employee or other Person acting on behalf of the Company or its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made or promised to make any direct or indirect unlawful payment to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or of any political party or part official or candidate for political office (each such Person, a “Government Official”)) from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made or promised to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic Government Official.

3.31. Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of

2001 (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

3.32. OFAC. Neither the Company, any director or officer, nor, to the Company’s knowledge, any agent, employee, subsidiary or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

3.33. Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

3.34. Employee Relations. Except as set forth in Section 3.34 of the Disclosure Letter, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Neither the Company nor any of its subsidiaries is engaged in any unfair labor practice. There is (i) (x) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (y) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (z) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, and (ii) to the Company’s knowledge, (x) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (y) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters.

3.35. ERISA. The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

3.36. Obligations of Management. To the Company’s knowledge, each officer and key employee of the Company or its subsidiaries is currently devoting substantially all of his or her business time to the conduct of the business of the Company or its subsidiaries, respectively. The Company is not aware that any officer or key employee of the Company or its subsidiaries is planning to work less than full time at the Company or its subsidiaries, respectively, in the future. To the Company’s knowledge, no officer or key employee is currently working or plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise. To the Company’s knowledge, no officer or Person currently nominated to become an officer of the Company or its subsidiaries is or has been subject to any judgment or order of, the subject of any pending civil or administrative action by the SEC or any self-regulatory organization.

3.37. Integration; Other Issuances of Securities. Neither the Company nor its subsidiaries or any Affiliates, nor any Person acting on its or their behalf, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale or exchange of the Securities to the Purchasers for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of The NASDAQ Stock Market, nor will the Company or its subsidiaries or Affiliates take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings if any such integration would cause the issuance of the Securities hereunder to fail to be exempt from registration under the Securities Act as provided in Section 3.10 above or cause the transactions contemplated hereby to contravene the rules and regulations of The NASDAQ Stock Market. The Company is eligible to register the Shares and the Warrant Shares for resale by the Purchasers using Form S-3 promulgated under the Securities Act.

3.38. No General Solicitation. Neither the Company nor its subsidiaries or any Affiliates, nor any Person acting on its or their behalf, has offered or sold any of the Securities by any form of general solicitation or general advertising.

3.39. No Brokers’ Fees. The Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.40. Registration Rights. Except as set forth in (i) the Amended and Restated Investors’ Rights Agreement dated June 21, 2010, by and among the Company and the parties listed on Exhibits A through H thereof, as amended by Amendment No. 1 thereto dated February 23, 2012, Amendment No. 2 thereto dated December 24, 2012, Amendment No. 3 thereto dated March 27, 2013, Amendment No. 4 thereto dated October 16, 2013, Amendment No. 5 thereto dated December 24, 2013 and the Rights Agreement Amendment (as amended, the “Rights Agreement”); (ii) the Registration Rights Agreement, dated February 27, 2012, by and among the Company and the several purchasers signatory thereto; (iii) the Registration Rights Agreement, dated July 30, 2012, by and between the Company and Total Energies Nouvelles Activités USA (“Total”), (iv) the Amended and Restated Letter Agreement dated May 8, 2014, by and among the Company and note holders party thereto; (v) the Registration Rights Agreement, dated February 24, 2015, by and between the Company and Nomis Bay Ltd.; and (vi) the registration rights letter attached hereto as Exhibit D (the “Registration Rights Letter”), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

3.41. Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Purchasers as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Agreements, including, without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

3.42. No Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. As used herein, “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

3.43. Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in the Securities. All disclosure furnished by or on behalf of the Company to the Purchasers in connection with this Agreement regarding the Company, its business and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchasers have not made and do not make any representations or warranties with respect to the transactions contemplated hereby other than those set forth in Article 4 hereto. Other than (a) the Voting Agreements (as defined herein), (b) letter agreements regarding waivers of rights by any of the Purchasers and (c) the Registration Rights Letter, the Company has not entered into any letter agreement with a Purchaser hereunder in connection with the transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Each Purchaser, as to itself only and not with respect to any other Purchaser, represents, warrants and covenants to the Company with respect to this purchase as follows:

4.1. Organization. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

4.2. Power. The Purchaser has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.3. Authorization. The execution, delivery, and performance of this Agreement by the Purchaser has been duly authorized by all requisite action, and this Agreement constitutes the legal, valid, and binding obligation of the Purchaser enforceable in accordance with its terms, except as limited by the Enforceability Exceptions.

4.4. Consents and Approvals. The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

4.5. Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject. No approval, waiver, or consent by the Purchaser under any instrument, contract, or agreement to which the Purchaser or any of its Affiliates is a party is necessary to consummate the transactions contemplated hereby.

4.6. Purchase for Investment Only. The Purchaser is purchasing the Securities for the Purchaser’s own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” in violation of the Securities Act. By executing this Agreement, the Purchaser further represents that it does not have any contract, undertaking, agreement, or arrangement with any Person to sell, transfer, or grant participation to such Person or to any third Person, with respect to any of the Securities. The Purchaser understands that the Securities have not been registered under the Securities Act or any applicable state securities laws by reason of a specific exemption therefrom that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

4.7. Disclosure of Information. The Purchaser has had an opportunity to review the Company’s filings under the Securities Act and the Exchange Act (including risks factors set forth therein) and the Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company to evaluate the financial risk inherent in making an investment in the Securities. The Purchaser has not been offered the opportunity to purchase the Securities by means of any general solicitation or general advertising.

4.8. Risk of Investment. The Purchaser realizes that the purchase of the Securities will be a highly speculative investment and the Purchaser may suffer a complete loss of its investment. The Purchaser understands all of the risks related to the purchase of the Securities. By virtue of the Purchaser’s experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, the Purchaser is capable of evaluating the merits and risks of the Purchaser’s investment in the Company and has the capacity to protect the Purchaser’s own interests.

4.9. Advisors. The Purchaser has reviewed with its own tax advisors the federal, state, and local tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser acknowledges that it has had the opportunity to review the Transaction Agreements and the transactions contemplated thereby with the Purchaser’s own legal counsel.

4.10. Finder. The Purchaser is not obligated and will not be obligated to pay any broker commission, finders’ fee, success fee, or commission in connection with the transactions contemplated by this Agreement.

4.11. Restricted Shares. The Purchaser understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that, except as set forth in the Rights Agreement, the Company is under no obligation to register the Shares. The Purchaser is aware of Rule 144 promulgated under the Securities Act (“SEC Rule 144”) that permits limited resales of securities purchased in a private placement subject to the satisfaction of certain conditions.

4.12. Legend. It is understood by the Purchaser that each certificate representing the Shares and the Warrant Shares and each Warrant shall be endorsed with a legend substantially in the following form:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS

SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Subject to Section 7.3, the Company need not register a transfer of Securities unless the conditions specified in the foregoing legend are satisfied. Subject to Section 7.3, the Company may also instruct its transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied.

4.13. Investor Qualification. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser acknowledges that it has completed the Purchaser Suitability Questionnaire. The Purchaser has truthfully set forth in the Purchaser Suitability Questionnaire the factual basis or reason for qualification as an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and such information remains true and correct as of the date hereof. The Purchaser agrees to furnish any additional information that the Company deems reasonably necessary in order to verify the answers set forth in the Purchaser Suitability Questionnaire.

4.14. Disqualification. The Purchaser represents that neither such Purchaser, nor any person or entity with whom such Purchaser shares beneficial ownership of the Company securities, is subject to any Disqualification Event (as defined in Rule 506(d)(1)(i) through (viii) under the Securities Act), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

ARTICLE 5

CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING OR ANY ADDITIONAL CLOSING.

The Company’s obligation to complete the sale and issuance of the Shares and deliver the Shares to each Purchaser, individually, at the Closing or at any Additional Closing shall be subject to the following conditions to the extent not waived by the Company:

(a) Receipt of Payment. The Company shall have received payment by wire transfer of immediately available funds in the full amount of the Total Purchase Price for the number of Shares being purchased by such Purchaser at the Closing or Additional Closing, as applicable, as set forth next to such Purchaser’s name on Schedule I hereto.

(b) Representations and Warranties. The representations and warranties made by such Purchaser in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing or the Additional Closing, as applicable.

(c) Receipt of Executed Documents. Such Purchaser shall have duly executed and delivered to the Company the Rights Agreement Amendment, the Registration Rights Letter, the Voting Agreement (other than Wolverine Flagship Fund Trading Limited) and the Purchaser

Suitability Questionnaire.

ARTICLE 6

CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING AND ANY ADDITIONAL CLOSING

Each Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following conditions to the extent not waived by such Purchaser:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all respects as of, and as if made on, the date of this Agreement and as of the Closing, or, in the case of the sale of Additional Shares, as of the Additional Closing and as qualified by any updated Disclosure Letter (an “Updated Disclosure Letter") delivered by the Company to such Additional Purchase on the date of such Additional Closing.

(c) Receipt of Rights Agreement Amendment. The Company shall have executed and delivered to each Purchaser the Rights Agreement Amendment and the Registration Rights Letter, and the Rights Agreement Amendment shall have been duly executed by such other parties as may be required for the Rights Agreement to be binding and effective with respect to the parties thereto.

(d) Legal Opinion. The Purchasers shall have received an opinion of Fenwick & West LLP, counsel to the Company, substantially in the form set forth in Exhibit E hereto, dated as of the Closing or the Additional Closing, as applicable.

(e) Certificate. Each Purchaser shall have received a certificate signed by the Company’s Chief Executive Officer and Chief Financial Officer to the effect that the representations and warranties of the Company in Section 3 hereof are true and correct in all respects as of, and as if made on, the date of this Agreement and as of the Closing, or, in the case of any Additional Closing, as of such Additional Closing and as qualified by any Updated Disclosure Letter delivered by the Company to such Purchaser on the date of such Additional Closing, and that the Company has satisfied in all material respects all of the conditions set forth in this Agreement.

(f) Good Standing. The Company is validly existing as a corporation in good standing under the laws of Delaware as evidenced by a certificate of the Secretary of State of the State of Delaware, a copy of which was provided to the Purchasers.

(g) Secretary’s Certificate. A certificate, executed by the Secretary of the Company and dated as of the Closing Date or the date of the Additional Closing, as applicable, as to (A) the resolutions approving the issuance of the Shares as adopted by an Independent Committee of the Board of Directors and/or the Company’s Board of Directors in a form reasonably acceptable to such Purchaser, (B) the certificate of incorporation, and (C) the bylaws, each as in effect as of the Closing Date or the date of the Additional Closing, as applicable.

(h) Board Approval. The terms and conditions of the issuance of the Securities and the Transaction Agreements shall have been approved by an Independent Committee of the

Board of Directors and/or a majority of the disinterested directors of the Board of Directors, as applicable.

(i) Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including, without limitation, from The NASDAQ Stock Market, other than with respect to obtaining stockholder approval of the exercise of the Warrants pursuant to Section 7.6.

(j) Warrants. The Company shall have issued to each Purchaser or Additional Purchaser purchasing Shares at such Closing or Additional Closing, as applicable, a Warrant in the form of Exhibit C attached hereto, which warrant will be exercisable for ten percent (10%) of the Shares being purchased by such Purchaser or Additional Purchaser at such Closing or Additional Closing, as applicable, at an exercise price per share of $0.01 per share; provided, however, that such Warrant shall only be exercisable if such Warrant has been approved by a majority of the Company’s stockholders whose vote was counted at the Stockholders Meeting in accordance with Section 7.6 of this Agreement.

(k) Exchange. Prior to or simultaneous with the Closing or Additional Closing, as applicable, the Company shall have consummated the transactions contemplated by that certain Exchange Agreement dated as of the date of this Agreement (the “Exchange Agreement”) by and among the Company, Total and Maxwell (Mauritius) PTE LTD.

(l) Voting Agreements. The Purchasers (other than Wolverine Flagship Fund Trading Limited) and such other stockholders of the Company holding in the aggregate a majority of the Company’s voting capital stock entitled to vote at the Stockholders Meeting (after taking into account the Exchanges (as defined in the Exchange Agreement) and the transactions contemplated hereby) (the “Voting Stockholders”) shall have each entered into a voting agreement with the Company in the form attached hereto as Exhibit F (the “Voting Agreement”) pursuant to which the Purchasers and such stockholders shall agree to vote at the Stockholders Meeting all shares of the Company’s capital stock held by such Purchasers or stockholders to approve the issuance of the Warrants and the Warrant Shares issuable upon exercise of such Warrants and the agreements related thereto.

ARTICLE 7

OTHER AGREEMENTS OF THE PARTIES

7.1. Securities Laws Disclosure; Publicity. Promptly after the Closing Date, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. On or before 5:30 p.m., New York City time, on the fourth trading day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the SEC describing the terms of the Transaction Agreements (the “8-K Filing”). From and after the filing of the Press Release, the Company shall have disclosed all material, non-public information (if any) provided to any of the Purchasers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Purchasers or any of their affiliates, on the other hand, shall terminate. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Purchaser (other than any Purchaser who has a designee, representative or affiliate who serves on the Company’s board of directors) with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Purchaser (which may be granted or withheld in such Purchaser’s sole discretion). To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser's consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Purchaser, to make the Press Release and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Purchaser (which may be granted or withheld in such Purchaser’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Purchaser in any filing (except as required by law or upon the reasonable advice of counsel), announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Purchaser shall have (unless expressly agreed to by a particular Purchaser after the date hereof in a written definitive and binding agreement executed by the Company and such particular Purchaser (it being understood and agreed that no Purchaser may bind any other Purchaser with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

7.2. Form D. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Investor (provided that the posting of the Form D on the SEC’s EDGAR system shall be deemed delivery of the Form D for purposes of this Agreement).

7.3. Removal of Legends and Transfer Restrictions. Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 4.12 above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Purchaser provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 and Purchaser’s acknowledgment of the requirement to sell, assign or transfer the Securities in accordance with Rule 144 or another exemption from the registration requirements of the Securities Act which shall not include an opinion of Purchaser’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Purchaser provides the Company with an opinion of counsel to such Purchaser, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) Trading Days (as defined in the Warrants) following the delivery by a Purchaser to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Purchaser as may be required above in this Section 7.4(a), as directed by such Purchaser, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Shares or Warrant Shares, credit the aggregate number of shares of Common Stock to which such Purchaser shall be entitled to such Purchaser’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Purchaser, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Purchaser or its designee (the date by which such credit is so required to be made to the balance account of such Purchaser’s or such Purchaser’s designee with DTC or such certificate is required to be delivered to such Purchaser pursuant to the foregoing is referred to herein as the “Required Delivery Date”, and the date such shares of Common Stock are actually delivered without restrictive legend to such Purchaser or such Purchaser’s designee with DTC, as applicable, the “Share Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith. The Company acknowledges that the remedy at law for a breach of its obligations under this Section 7.3 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 7.3 with respect to any Purchaser, the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.4. Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

7.5. Listing. The Company shall promptly take any action required to maintain the listing of all of the Shares and the Warrant Shares, once they have been issued, upon each national securities exchange and automated quotation system, if any, upon which shares of

Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares from time to time issuable under the terms of the Transaction Agreements. The Company shall take all actions within its control to comply with the reporting requirements of the Exchange Act and each applicable national securities exchange and automated quotation system on which the Common Stock is listed. The Company shall make and keep public information available, as those terms are understood and defined in SEC Rule 144, for so long as required in order to permit the resale of the Securities pursuant to SEC Rule 144 and to file period reports with the SEC whether or not required to do so. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on The NASDAQ Stock Market.

7.6. Stockholders Meeting. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which initially shall be promptly called and held not later than October 31, 2015 (the “Stockholder Meeting Deadline”), a proxy statement substantially in the form which has been previously reviewed by the Purchasers and a counsel of their choice, at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Stockholder Resolutions”) providing for the Company’s issuance of all of the Securities as described in the Agreement in accordance with applicable law and rules and regulations of The NASDAQ Stock Market, including the issuance of the Warrant Shares upon exercise of the Warrants (such affirmative approval being referred to herein as the “Stockholder Approval” and the date such approval is obtained, the “Stockholder Approval Date”), and the Company shall use its best efforts to solicit its stockholders’ approval of the Stockholder Resolutions and to cause the Board to recommend to the stockholders that they approve the Stockholder Resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s best efforts, the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to approve the Stockholder Resolutions to be called and held at each otherwise convened special or annual meeting of the stockholders of the Company, which special or annual meetings must be called and held at least once in each six-month period after the Stockholder Meeting Deadline until such Stockholder Approval is obtained, provided that if the Board does not recommend to the stockholders that they approve the Stockholder Resolutions at any such Stockholder Meeting and the Stockholder Approval is not obtained, the Company shall cause an additional Stockholder Meeting to be held each calendar quarter after the Stockholder Meeting Deadline until such Stockholder Approval is obtained.

7.7. Proxy Filing. The Company shall prepare and file with the SEC, within ten (10) business days after the date of this Agreement, a proxy statement in preliminary form relating to the Stockholders Meeting (as defined in Section 7.6) (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company shall cause the Proxy Statement to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company shall cause the definitive Proxy Statement to be mailed as promptly as possible after the date the staff of the SEC advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

7.8. Voting Agreements. Until the Stockholder Approval is obtained, the Company shall not take any action, including the issuance of shares of Common Stock pursuant to any Offering, that would result in the Voting Stockholders and any additional stockholder with whom the Company enters into a Voting Agreement to hold less than a majority of the Company’s outstanding voting stock entitled to vote at the Stockholders Meeting (after taking into account the Exchanges (as defined in the Exchange Agreement) and any bona fide equity financings consummated by the Company on or prior to the date of the Stockholders Meeting).

ARTICLE 8

MISCELLANEOUS

8.1. Survival. The representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the sale of the Securities.

8.2. Indemnification.

(a) Indemnification of Purchasers. The Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement, and will reimburse any such Person for all such Losses as they are incurred by such Person.

(b) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the Company of any claim with respect to which it seeks indemnification and (ii) permit the Company to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the Company has agreed to pay such fees or expenses, or (b) the Company shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the Company with respect to such claims (in which case, if the Person notifies the Company in writing that such Person elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the Company of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the Company in the defense of any such claim or litigation. It is understood that the Company shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. The Company will not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the Company, consent to entry of any judgment or enter into any settlement.

8.3. Assignment; Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, that this Agreement may be assigned by any Purchaser to the valid transferee of any security purchased hereunder if such security remains a “restricted security” under the Securities Act. This Agreement and all provisions thereof shall be binding upon, inure to the benefit of, and are enforceable by the parties hereto and their respective successors and permitted assigns.

8.4. Notices. All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile upon confirmation of receipt, (c) one business day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed to, as to the Company, Amyris, Inc., 5885 Hollis Street, Suite 100, Emeryville, CA 94608, Attn: General Counsel, facsimile number: (510) 740-7416, with a copy to Fenwick & West LLP, 801 California Street, Mountain View, CA 94041, Attn: , Esq., facsimile number: (650) 938-5200, and as to the Purchaser at the address and facsimile number set forth below the Purchaser’s signature on the signature pages of this Agreement. Any party hereto from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. Each Purchaser and the Company may each agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications.

8.5. Governing Law. This Agreement, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law provisions.

8.6. Dispute Resolution.

8.6.1 Escalation. Prior to commencing any arbitration in connection with any dispute, controversy or claim arising out of relating to this Agreement or the breach, termination or validity thereof (“Dispute”), the parties shall first engage in the procedures set forth in this Section 8.6.1. Such Dispute shall first be referred by written notice of the Dispute (the “Dispute Notice”) from any party to its executive officers and to the executive officers of each party that the party sending the Dispute Notice has the Dispute with (the “Executive Officers”) and the Executive Officers shall attempt to resolve such Dispute within ten (10) days after a party sent the Dispute Notice to the Executive Officers by meeting (either in person or by video teleconference, unless otherwise mutually agreed) at a mutually acceptable time, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the Dispute has not been resolved within thirty (30) days after the Dispute Notice has been sent by a party to its Executive Officers and to the Executive Officers of the other party or parties, then either the party that has sent the Dispute Notice, or the party or parties that have received the Dispute Notice may, by written notice to the other party or parties, elect to submit the Dispute to arbitration pursuant to Section 8.6.2. If a party’s Executive Officer intends to be accompanied at a meeting by an attorney, the Executive Officers of the other party shall be given at least seventy-two (72) hours’ notice of such intention and may also be accompanied by an attorney. All negotiations conducted pursuant to this Section 8.6.1, and all documents and information exchanged by the parties in furtherance of such negotiations, (i) are the Confidential Information (as defined in Section 8.6.4) of the parties, and (ii) shall be inadmissible in any arbitration conducted pursuant to this Section 8.6 or other proceeding with respect to a Dispute.

8.6.2 Arbitration.

(a) All Disputes arising out of, relating to or in connection with this Agreement, which have not been resolved pursuant to Section 8.6.1, shall be submitted to mandatory, final and binding arbitration before an arbitral tribunal pursuant to the Rules of Arbitration of the International Court of Arbitration of the International Chamber of Commerce (the “ICC Rules”), in effect at the time of filing of the request for arbitration, as modified hereby. The International Court of Arbitration of the International Chamber of Commerce (the “ICC Court”) shall administer the arbitration.

(b) There shall be three (3) arbitrators. If there are two parties to the arbitration, then one arbitrator shall be nominated by the initiating claimant party in the request for arbitration, the second nominated by the respondent party within thirty (30) days of receipt of the request for arbitration, and the third (who shall act as chairperson of the arbitral tribunal) nominated by the two (2) party-appointed arbitrators within thirty (30) days of the selection of the second arbitrator. In the event that either party fails to nominate an arbitrator, or if the two party-appointed arbitrators are unable or fail to agree upon the third arbitrator, within the time periods specified herein, the ICC Court shall appoint the remaining arbitrator(s) required to comprise the arbitral tribunal. If there are more than two parties to the arbitration, the claimant(s) shall jointly nominate one arbitrator and the respondent(s) shall jointly nominate one arbitrator, within thirty (30) days of receipt by respondent(s) of a copy of the request for arbitration. For avoidance of doubt, where there are two or more claimant(s), none of the claimants has to nominate an arbitrator in their request for arbitration. The third arbitrator (who shall act as chairperson of the arbitral tribunal) shall be nominated by the two (2) party-appointed arbitrators within thirty (30) days of the nomination of the second arbitrator. If either the claimant(s) or the respondent(s) fail to timely nominate an arbitrator, or if the two party-appointed arbitrators are unable or fail to agree upon the third arbitrator, within the time periods specified herein, then on the request of any party, the ICC Court shall appoint the remaining arbitrator(s) required to comprise the arbitral tribunal. The claimant in the arbitration shall provide a copy of the request for arbitration to the respondent at the time such request is submitted to the Secretariat of the International Chamber of Commerce.

(c) Each arbitrator chosen under this Section shall speak, read, and write English fluently and shall be either (i) a practicing lawyer who has specialized in business litigation with at least ten (10) years of experience in a law firm, (ii) an arbitrator experienced with commercial disputes, or (iii) a retired judge.

(d) The place of arbitration shall be the New York City, New York. The language of the arbitral proceedings and of all submissions and written evidence and any award issued by the arbitral tribunal shall be English. Any party may, at its own expense, provide for translation of any documents submitted in the arbitration or translation or interpretation of any testimony taken at any hearing before the arbitral tribunal. For the avoidance of doubt, no party is under any obligation to provide for translation of any documents submitted in the arbitration or translation or interpretation of any testimony taken at any hearing before the arbitral tribunal.

(e) The award shall be in writing, state the reasons for the award and be final and binding. The arbitral tribunal shall, subject to its discretion, endeavor to issue its award within four (4) months of the end of the hearing, or as soon as possible thereafter. It is expressly understood and agreed by the parties that the rulings and award of the arbitral tribunal shall be binding on the parties, their successors and permitted assigns. Judgment on the award rendered by the arbitral tribunal may be entered in any court having competent jurisdiction.

(f) Each party shall bear its own costs and expenses and attorneys’ fees, and the party that does not prevail in the arbitration proceeding, as determined by the arbitral tribunal, shall pay the arbitrator’s fees and any administrative fees of arbitration. All proceedings and decisions of the tribunal shall be deemed Confidential Information of each of the Parties, and shall be subject to Section 8.6.4.

8.6.3 Interim Relief.

(a) The arbitral tribunal shall have the power to grant any remedy or relief that it deems appropriate, whether provisional or final, including conservatory relief and injunctive relief, and any such measures ordered by the arbitral tribunal may, to the extent permitted by applicable law, be deemed to be a final award on the subject matter of the measures and shall be enforceable as such.

(b) In addition to the remedies and relief available under Section 8.6.3(a) above and the ICC Rules, and subject to Section 8.6.2 above, each party expressly retains the right at any time to apply to any court of competent jurisdiction for interim, injunctive, provisional or conservatory relief, including pre-arbitral attachments or injunctions, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

(c) For purposes of Section 8.6.3(b), each party hereby irrevocably and unconditionally consents and agrees that any action for interim, provisional and/or conservatory relief brought against it with respect to its obligations or liabilities under or arising out of or in connection with this Agreement may be brought in the courts located in Paris, France or the state or federal courts located in the Borough of Manhattan, New York City, New York, and each party hereby irrevocably accepts and unconditionally submits to the non-exclusive jurisdiction of the aforesaid courts in personam, with respect to any such action for interim, provisional or conservatory relief. In any such action, each of the parties irrevocably waives, to the fullest extent they may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in the courts located in Paris, France or the state or federal courts located in the Borough of Manhattan, New York City, New York.

(d) Each party hereby irrevocably consents and agrees that the service of any and all legal process, summons, notices and documents which may be served in any action arising under this Agreement may be made by sending a copy thereof by express courier to the party to be served at the address set forth in the notice provision of this Agreement, with such service to be effective upon receipt. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Each party hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding brought pursuant to this Section 8.6.

8.6.4 Confidentiality. The Company and each of the Purchasers agree to use, and to use its reasonable best efforts to ensure that its authorized representatives use the same degree of care as such party uses to protect its own confidential information (but in no event less than reasonable care) to keep confidential the information provided to it pursuant to this Agreement, and any other information furnished to it which the disclosing party identifies as being confidential or proprietary (so long as such information is not in the public domain) or, under the circumstances surrounding disclosure, such party knows or has reason to know should be treated as confidential (“Confidential Information”), unless otherwise required by law (provided that a party shall, to the extent permitted by law, promptly notify the other party of any required disclosure and take reasonable steps to minimize the extent of any such required disclosure); provided, however, that Confidential Information shall not include information, that (i) was in the public domain prior to the time it was furnished to such recipient, (ii) is at the time of the alleged breach (through no willful or improper action or inaction by such recipient) generally available to the public, (iii) was rightfully disclosed to such recipient by a third party without restriction or (iv) as of the time of the alleged breach, had been independently developed (as evidenced by written records) without any use of Confidential Information.

8.7. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid, or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

8.8. Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

8.9. Entire Agreement. This Agreement embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

8.10. Finder’s Fee. The Company agrees that it shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for

Persons engaged by Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

8.11. Expenses. Each party will bear its own costs and expenses in connection with this Agreement.

8.12. Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

8.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Facsimile signatures shall be deemed originals for all purposes hereunder.

8.14. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with obligations of each other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement or any other Transaction Agreements. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any ancillary document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement. Each Purchaser acknowledges that no other Purchaser has or will be acting as agent of such Purchaser in enforcing its rights under this Agreement or any other Transaction Agreements. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Purchaser, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

8.15. Waiver of Conflicts; Representation by Counsel. Each Purchaser and the Company is aware that Fenwick & West LLP (“F&W”) may have previously performed and may continue to perform certain legal services for certain of the Purchasers in matters unrelated to F&W’s representation of the Company. In connection with its Purchaser representation, F&W may have obtained confidential information of such Purchasers that could be material to F&W’s representation of the Company in connection with negotiation, execution and performance of this Agreement. By signing this Agreement, each Purchaser and the Company hereby acknowledges that the terms of this Agreement were negotiated among the Purchasers and the Company and are fair and reasonable and waives any potential conflict of interest arising out of such representation (including any future representation of such parties) or such possession of confidential information. Each Purchaser and the Company further represents that it has had the opportunity to be, or has been, represented by separate independent counsel in connection with the transactions contemplated by this Agreement, including, without limitation, the waivers contained in this Section 8.15.

[Signature pages follows]

This Securities Purchase Agreement is hereby confirmed and accepted by the Company as of July 24, 2015.

AMYRIS, INC.
By::	/s/ John G. Melo
Name:
Title:

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

This Securities Purchase Agreement is hereby confirmed and accepted by the Company as of July 24, 2015.

AMYRIS, INC.
By::
Name:
Title:

PURCHASERS:
Total Energies Nouvelles Activities USA (f.k.a. Total Gas & Power USA, SAS)

By:	/s/ Bernard Clement
(signature)
Name:	BERNARD CLEMENT
(printed name)

Title:	President

Address

Facsimile No.

Email Address:

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

PURCHASERS:
FORIS VENTURES LLC

By:	/s/ B. HAGER
(signature)
Name:	Barbara Hager
(printed name)

Title:	~~Managing Member~~ Manager

Address

Facsimile No.

Email Address:

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

AMRS - SPA

PURCHASERS:
WOLVERINE FLAGSHIP FUND TRADING LIMITED

By:	/s/ Andrew R. Sujdak
(signature)
Name:	Andrew R. Sujdak
(printed name)

Title:	~~Managing Member~~ Authorized Signatory

WFFTL Address

Facsimile No.

Email Address:

Purchase Amount
$2,000,000.00

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

PURCHASERS:
NOMIS BAY LTD.

By:	/s/ ILLEGIBLE
(signature)
Name:
(printed name)

Title:	Managing Member

Address

Facsimile No.

Email Address:

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

PURCHASERS:
CONNECTIVE CAPITAL I MASTER FUND, LTD

By:	/s/ Robert Romero
(signature)
Name:	Robert Romero
(printed name)

Title:	Director

Address

Facsimile No.

Email Address:

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

PURCHASERS:
CONNECTIVE CAPITAL EMERGING ENERGY QP, LP

By:	/s/ Robert Romero
(signature)
Name:	Robert Romero
(printed name)

Title:	Managing Member

Address

Facsimile No.

Email Address:

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

PURCHASERS:
NAXYRIS S.A.

By:	/s/ Jacques Reckinger	/s/ Christoph Piel
(signature)

Name:	Jacques RECKINGER	/Christoph Piel
	Director	Director
(printed name)

Title:	Managing Member

Address

Facsimile No.

Email Address:

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

Schedule I

Schedule of Purchasers

Purchaser	Shares Purchased	Warrant Shares	Total Purchase Price
Foris Ventures LLC	9,615,384	961,538	$14,999,999.04
Wolverine Flagship Fund Trading Limited	1,282,051	128,205	$1,999,999.56
Nomis Bay Ltd.	641,025	64,102	$999,999.00
Total Energies Nouvelles Activities USA	1,282,051	128,205	$1,999,999.56
Connective Capital I Master Fund, LTD	641,025	64,102	$999,999.00
Connective Capital Emerging Energy QP, LP	320,512	32,051	$499,998.72
Naxyris S.A.	2,243,594	224,359	$3,500,006.64

Total	16,025,642	1,602,562	$25,000,001.52

Exhibit A

RIGHTS AGREEMENT AMENDMENT

Exhibit B

PURCHASER SUITABILITY QUESTIONNAIRE

FOR

AMYRIS, INC.

This Questionnaire is to be completed by each ENTITY (trust, corporation, partnership or other organization) purchasing securities of Amyris, Inc., a Delaware corporation (the "Company"). The purpose of this Questionnaire is to assure the Company that each proposed investor will meet certain suitability standards in connection with investment in the Company and the purchase of shares of the Company’s Common Stock, $0.0001 par value per share (the "Shares"), including those imposed by applicable state and federal securities laws and the regulations under those laws.

If the answer to any question is "None" or "Not Applicable," please so state. If more space is needed for any answer, additional sheets may be attached.

Your answers will be kept confidential at all times. However, by signing this Questionnaire, you agree that the Company may present this Questionnaire to such parties as it deems appropriate to establish the availability of exemptions from registration or qualification requirements under federal and state securities laws.

1. IDENTIFICATION

1.1	Name(s) in which the Shares are to be registered:

1.2	Tax Identification Number:

1.3	Address of principal place of business:

1.4	Telephone number:_____________________
1.5	Jurisdiction of formation or of incorporation (Name the State or Country):

1.6	Form of entity (e.g., corporation, general partnership, limited partnership, trust, etc.):

1.7	Nature of business (e.g., investment, banking, manufacturing, venture capital investment fund, etc.):

2. ACCREDITATION

2.1	Amount of the proposed investment: $
2.2	Is the entity's cash flow from all sources sufficient to satisfy its current needs, including possible contingencies, such that the entity has no need for liquidity in this proposed investment?
Yes_____ No_____
2.3	Was the entity specifically formed for the purpose of investing in the Company? Yes_____ No_____
2.4	Does the entity have the ability to bear the economic risk of the investment, i.e., can the entity afford to lose its entire investment?
Yes_____ No_____
2.5	Is the entity an employee benefit plan governed by the Employee Retirement Income Security Act of 1974 (a 401(k) Plan, Keogh Plan, pension plan, etc., maintained by an employer for its employees)?
Yes_____ No_____
IF YES, please indicate which, if any, of the following categories accurately describes the entity:
_____	the employee benefit plan has total assets in excess of $5,000,000.
_____	the plan is a self-directed plan with investment decisions made solely by persons listed in Section 2.6 below or who are individuals, and each such individual has a net worth in excess $1,000,000 or had an individual income in excess of $200,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.
_____	investment decisions are made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor.
2.6	Please indicate which, if any, of the following categories accurately describes the entity: _____ A bank. _____ A savings and loan association. _____ A broker-dealer registered under Section 15 of the Securities Exchange Act of 1934. _____ An insurance company.

_____	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.
_____	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
_____	A private business development company defined in Section 202(a)(22) of the Investment Advisors Act of 1940.
_____	An organization described in Section 501(c)(3) of the Internal Revenue Code with total assets in excess of $5,000,000 not formed for the purpose of investing in the Company.
_____	A corporation with total assets in excess of $5,000,000, not formed for the purpose of investing in the Company.
_____	A partnership with total assets in excess of $5,000,000, not formed for the purpose of investing in the Company.
_____	A Massachusetts or similar business trust with total assets in excess of $5,000,000, not formed for the purpose of investing in the Company.
_____	Any other trust with total assets in excess of $5,000,000, not formed for the purpose of investing in the Company.
2.7	Please indicate if one of the following describes the equity owners of the entity:
_____	Each equity owner of the entity (i.e., all shareholders, all general and/or limited partners or all beneficiaries, as applicable) is an individual whose net worth or joint net worth with his or her spouse exceeds $1,000,000.
_____	Each equity owner of the entity is an individual who had a personal income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year.
_____	Each equity owner of the entity is an entity described in at least one category of Question 2.6 above.
_____	Although not all equity owners are described in the same category above in this Question 2.7, each equity owner is described in at least one such category.
2.8	Please indicate which of the following also describes the equity owners of the entity:
_____	Each equity owner of the entity has, by reason of his, her or its business and financial experience, the capacity to evaluate the merits and risks of the entity's proposed investment and to protect his, her or its own interests in connection with the investment.

_____	Each of the equity owners of the entity is able to bear the economic risk of the entity's investment, i.e., can afford loss of the entity's entire investment.
_____	The beneficial interest of each equity owner in the entity's proposed investment is less than 10% of such equity owner's net worth, or joint net worth with his or her spouse.
_____	Although not all equity owners are described in the same category above in this Question 2.8, each equity owner is described in at least one such category.

3. ADDITIONAL INFORMATION

3.1	Has your entity previously invested in private placements of securities of newly-formed, non-public companies or companies without a history of significant profits or earnings?
Never _______ Rarely _______ On Several Occasions _______
Does your entity, by reason of its business and financial knowledge and experience, have the capacity to evaluate the merits and risks of the entity's proposed investment and to protect the entity's own interests in connection with its investment in the Company?
Yes _____ No _____ IF YES, please describe the business and financial knowledge and experience, indicating factual basis for your conclusion that the entity has such capacity.

3.3	Do the persons responsible for making the investment decision for the entity, by reason of their business and financial knowledge and experience, have the capacity to evaluate the merits and risks of the entity's proposed investment?
Yes _____ No _____ IF YES, please describe the business and financial knowledge and experience, indicating factual basis for your conclusion that those persons have such capacity.

3.4	If you have used the services of a securities broker or dealer or a finder in submitting subscription documentation for the Shares, please identify the broker, dealer or finder:
3.5	Are you relying on the business or financial experience of an accountant, attorney or other professional advisor in evaluating the merits and risks of this investment in order to protect your own interest?
Yes_____ No_____
IF YES, please (a) have your advisor complete the Company's form of Advisor's Questionnaire and submit it with this Questionnaire, and (b) identify the advisor.
Name of professional advisor: _______________________________________________

4. EXECUTION

The information provided in this Questionnaire is true and complete as of the date provided below in all material respects and the undersigned recognizes that the Company is relying on the truth and accuracy of such information. The undersigned agrees to notify the Company promptly of any changes in the foregoing information that may occur prior to the closing of the sale of Shares of the Company.

Name of Entity:

(Please Print or Type)
By:			(Signature)
	Name:		(Please Print or Type)
	Title:		(Please Print or Type)
Date:

Exhibit C

FORM OF WARRANT

Exhibit D

REGISTRATION RIGHTS LETTER

Exhibit E

OPINION OF COMPANY COUNSEL

July 29, 2015

To the Investors of Common Stock of

Amyris, Inc. Who are Listed as Investing

on the Date Hereof on the Signature Pages to the Purchase Agreement

Ladies and Gentlemen:

We have acted as counsel for Amyris, Inc., a Delaware corporation (the “Company”), in connection with the sale on the date hereof by the Company to you of 16,025,642 shares (the “Shares”) of the Company's Common Stock (“Common Stock”) and warrants to purchase shares of the Company’s Common Stock (the “Warrant Shares” and together with the Shares, the “Securities”) pursuant to the Securities Purchase Agreement, dated as of July 24, 2015 (the “Purchase Agreement”), among the Company and the parties whose names appear on the signature pages thereto (the “Investors”), and the execution and delivery by the Company of the (i) Amendment No. 6 to Amended and Restated Investors' Rights Agreement (the “Rights Agreement Amendment”), dated as of July 29, 2015, (ii) the Registration Rights Letter entered into by the Company with certain stockholders listed on Schedule I thereto (the “Rights Letter”) (iii) the Voting Agreement entered into by the Company with each respective Voting Stockholder (the “Voting Agreement”) and (iv) the Warrants. This opinion is given to you pursuant to Article 6(d) of the Purchase Agreement in connection with the Closing of the sale of the Securities. The Purchase Agreement, the Rights Letter, the Voting Agreement and the Warrants are referred to herein together as the “Transaction Documents”. Unless defined herein, capitalized terms used herein have the meaning given to them in the Purchase Agreement.

We have examined such matters of law as we reasonably considered necessary for the purpose of rendering this opinion. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in, and made by the Company pursuant to, the Purchase Agreement and upon certificates and statements of government officials and of officers of the Company, including but not limited to a certificate of the Company to us (the “Opinion Certificate”). In addition, we have examined originals or copies of documents, corporate records and other writings that are listed in Exhibit A attached hereto (the “Reviewed Agreements”) and have not conducted any other factual examination except as listed on Exhibit A. In such examination, we have assumed that the signatures on documents and instruments examined by us are authentic, that each is what it purports to be, and that all documents and instruments submitted to us as copies or facsimiles conform with the originals, which facts we have not independently verified.

In making our examination of documents (including the Transaction Documents) and rendering our opinions, we have further assumed that, except for the Company with respect to the Transaction Documents, (a) each party to such documents had the entity power and entity authority to enter into and perform all of such party's obligations thereunder, (b) each party to such documents has duly authorized, executed and delivered such documents, and (c) each of such documents is enforceable against and binding upon the parties thereto. We have also assumed that (i) the representations and warranties of the Investors set forth in the Transaction Documents are accurate and complete, (ii) there is no fact or circumstance relating to you or your business that might prevent you from enforcing any of your rights provided for in the Transaction Documents, and (iii) there are no extrinsic agreements or understandings among the parties to the Transaction Documents or among the parties to the Reviewed Agreements expressly identified on Exhibit A hereto that would modify or interpret the terms of the Transaction Documents or Reviewed Agreements or the respective rights or obligations of the parties thereto.

Notwithstanding the examination described above, the expressions “to our knowledge”, “known to us”, “our actual knowledge” or words of similar import when used in this opinion letter, refer to the current actual knowledge of attorneys within the firm who have rendered legal services to the Company in connection with the Transaction Documents and means that, while such attorneys have not been informed by the Company that a matter stated is factually incorrect, we have made no independent factual investigation with respect to such matter. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company or the rendering of the opinions set forth below.

Where statements in this opinion concerning the Company, or an effect on the Company, are qualified by the term "material" or "materially," those statements involve judgments and opinions as to the materiality or lack of materiality of any matter to the Company's business, assets, results of operations or financial condition that are entirely those of the Company and its officers.

We express no opinion as to matters governed by any laws other than the laws of the State of California, the Delaware General Corporation Law (the “DGCL”) and the federal law of the United States of America, including the rules and regulations promulgated by governmental authorities thereunder, as such laws, rules and regulations exist on the date hereof (collectively, “Applicable Laws”). We express no opinion as to whether the laws of any particular jurisdiction apply, or to the extent that the laws of any jurisdiction other than those identified above are applicable to the Transaction Documents or the transactions contemplated thereby.

In rendering the opinion set forth in paragraph (1) (Qualification to Do Business) below as to the valid existence and good standing of the Company under the laws of the State of Delaware and as to its qualification to do business as a foreign corporation in good standing under the laws of the State of California, we have relied exclusively on certificates of public officials and the Opinion Certificate.

In rendering the opinion set forth in paragraph (2) (Authority and Power to Do Business) below concerning the Company's corporate power and corporate authority to conduct its business as it is presently conducted and as to the types of businesses the Company presently conducts, we have relied exclusively upon representations made to us in the Opinion Certificate.

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We note that the parties to the Purchase Agreement have designated the laws of the State of Delaware as the laws governing the Purchase Agreement. Notwithstanding the designation therein of the laws of the State of Delaware, our opinion in paragraph (4) (Enforceability) below as to the validity, binding effect and enforceability of the Purchase Agreement is premised upon the results that would be obtained if a California court were to apply the internal laws of the State of California to contracts made between California residents present in California when the Purchase Agreement is entered into and, where applicable, the currently effective DGCL, without regard to laws regarding choice of law or conflict of laws.

In rendering the opinions set forth herein, although the aggregate number of shares of Common Stock issuable upon the exercise of all of the Warrants as of the date hereof is not determinable, we have assumed that, (i) the Company has a sufficient number of authorized and unissued shares of Common Stock currently available for the total number of shares of Common Stock exercisable as of the date hereof, (ii) as of each and every time any of the Warrants are exercised and/or converted after the date hereof, the Company will have a sufficient number of authorized and unissued shares of Common Stock available for issuance under the Restated Certificate to permit full exercise and/or conversion of each of the Warrants in accordance with its terms without the breach or violation of any other agreement, commitment or obligation of the Company and (iii) in the event that any of the Warrants are exercised and/or converted after the date hereof and the Company does not have a sufficient number of authorized and unissued shares of Common Stock available for issuance under the Restated Certificate, the Company will take all necessary corporate action to authorize a sufficient number of shares of Common Stock for exercise of such Warrants.

In rendering the opinion in paragraph (6) (No Violations) below relating to violations of Applicable Laws, and paragraph (7) (No Consents) below relating to consents, approvals, authorizations and filings under, or pursuant to, Applicable Laws, such opinions are limited to Applicable Laws that in our experience are typically applicable to transactions of the nature provided for in the Transaction Documents. Moreover, we render no opinion in such paragraphs, or in paragraph (4) (Enforceability), regarding the Company's compliance with applicable securities laws, including but not limited to laws regarding the registration or qualification of the offer and sale of securities, or the registration by the Company under any such securities laws, and no such opinion should be inferred from the language of those paragraphs. Any opinion rendered in connection with applicable securities laws is rendered solely and expressly in paragraphs (8) (Securities Law Compliance) and (10) (Not an Investment Company) below.

In rendering the opinion in paragraph (6) (No Violations) below regarding breach of, or default under, any Reviewed Agreements set forth in Exhibit A, we have not reviewed, and express no opinion on, (a) financial covenants or similar provisions requiring financial calculations or determinations to ascertain whether there is any breach or default nor (b) provisions relating to the occurrence of a "material adverse event" or words of similar import. We also do not express any opinion on parol evidence bearing on interpretation or construction of such Reviewed Agreements, or on any oral modifications to such Reviewed Agreements made by the parties thereto. Moreover, to the extent that any of the Reviewed Agreements are governed by the laws of any jurisdiction other than the State of California our opinion relating to those agreements is based solely upon the plain meaning of their language as though California law applied, without regard to interpretation or construction that might be indicated by the laws stated as governing those agreements.

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In rendering the opinion expressed in paragraph (8) (Securities Law Compliance) below, we have assumed the accuracy of, and have relied upon, the Company's representations to us that the Company has made no offer to sell the Shares or the Warrants by means of any general solicitation or publication of any advertisement therefor, and we have assumed that the offer and sale of the Shares and the Warrants is not integrated with any future securities offering of the Company.

This opinion is qualified by, and we render no opinion with respect to, or as to the effect of, the following:

(a) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent transfers, preferential transfers and equitable subordination;

(b) general principles of equity, including but not limited to judicial decisions holding that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, would be commercially unreasonable or involve undue delay, whether or not such principles or decisions have been codified by statute, or that result from the exercise of the court's discretion;

(c) Section 1670.5 of the California Civil Code or any other California or United States federal law or provision of the DGCL or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the court finds to have been unconscionable at the time it was made, unconscionable in performance or contrary to public policy;

(d) any provision purporting to (i) exclude conflict of law principles under any law or (ii) select certain courts as the venue, or establish a particular jurisdiction as the forum, for the adjudication of any controversy;

(e) judicial decisions, that may permit the introduction of extrinsic evidence to modify the terms or the interpretation of any agreement;

(f) the tax or accounting consequences of any transaction contemplated in connection with the sale of the Securities under applicable tax laws and regulations and under applicable accounting rules, regulations, releases, statements, interpretations or technical bulletins;

(g) applicable antifraud statutes, rules or regulations of United States federal or applicable state laws concerning the issuance or sale of securities, including, without limitation, (i) the accuracy and completeness of the information provided by the Company to the Investors in connection with the offer and sale of the Securities, and (ii) the accuracy or fairness of the past, present or future fair market value of any securities;

(h) the effect any breach of the fiduciary duties of the members of the Company's Board of Directors, officers or principal stockholders would have on the enforceability authorization and performance of any agreement;

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(i) whether or not any Transaction Document, and the transactions provided for therein, were fair and reasonable to the Company at the time of their authorization by the Company's Board of Directors and stockholders within the meaning of Section 144 of the DGCL;

(j) any provisions stating that (i) rights or remedies are not exclusive, (ii) rights or remedies may be exercised without notice, (iii) every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or (iv) the failure to exercise, or any delay in exercising, rights or remedies available under an agreement will not operate as a waiver of any such right or remedy;

(k) provisions stating that rights set forth in the agreement in which such provision appears may only be waived in writing if an implied agreement by trade practice or course of conduct has given rise to a waiver or that limit the effect of waivers by trade practice or course of conduct;

(l) any United States federal or other antitrust laws, statutes, rules or regulations, including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or other laws relating to collusive or unfair trade practices or designed to promote competition in any jurisdiction;

(m) any provision purporting to (i) waive rights to trial by jury, service of process or objections to the laying of venue or forum in connection with any litigation arising out of or pertaining to the agreement in which such provision appears, (ii) change or waive the rules of evidence, make determinations conclusive or fix the method or quantum of proof or (iii) waive the statute of limitations;

(n) any choice of law clause, to the extent the provision to be governed by that law could be determined by the court (i) to be contrary to a public or fundamental policy of a state or country whose law would apply in the absence of a choice of law clause, and (ii) to involve an issue in which such state or country, or California State, has a materially greater interest in the determination of the particular issue than does the state whose law is chosen;

(o) any United States federal laws, statutes, rules or regulations, including without limitation the International Investment and Trade in Services Survey Act (Title 22 of the United States Code, Chapter 46, §§3101-3108), or other state or foreign investment laws, statutes, rules and regulations governing investments in the United States or in U.S. entities by persons that are not citizens of the United States; and

(p) indemnification and contribution provisions to the extent enforcement of such provisions is contrary to public policy, indemnify a party to a contract against such party’s actions taken in bad faith or that constitute a breach of fiduciary duties, or indemnify a party against liability for future conduct or the party’s own fraud or wrongful, reckless or negligent acts or omissions.

In accordance with Section 95 of the American Law Institute's Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with

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customary practices of lawyers rendering opinions to third parties in transactions of the type provided for in the Transaction Documents.

Based upon and subject to the foregoing, and except as set forth in the Purchase Agreement, as of immediately prior to the Closing we are of the following opinion.

(1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business as a foreign corporation in good standing under the laws of the State of California.

(2) The Company has all corporate power and corporate authority required to execute, deliver and perform its obligations under the Transaction Documents.

(3) All corporate action has been taken on the part of the Company's Board of Directors and stockholders that (a) is necessary for the execution and delivery of the Transaction Documents (other than the Voting Agreement as to which we render no opinion) by the Company, (b) must be taken by the Company to authorize the sale and issuance of the Securities on the date hereof, and (c) must be taken by the Company as of the date hereof to authorize performance by the Company of its obligations under the Transaction Documents.

(4) Each of the Transaction Documents has been duly executed by the Company and has been delivered by the Company to the Investors. Each of the Transaction Documents constitutes a valid and binding obligation of the Company, enforceable by you against the Company in accordance with its terms.

(5) The Shares to be issued to you under the Purchase Agreement, and the Warrant Shares are duly authorized, and when issued in compliance with the provisions of the Purchase Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares and Warrant Shares will not be subject to any preemptive rights, rights of first refusal or rights of first offer set forth in the Restated Certificate or Bylaws or any Reviewed Agreement set forth on Exhibit A (other than the Side Letter and the 2013 Securities Agreement, for which appropriate waivers have been obtained).

(6) The execution, delivery and performance of the Transaction Documents by the Company do not, as of the Closing, result in (a) a violation by the Company of the Restated Certificate or Bylaws, (b) a violation by the Company of any judgment or order of any court or governmental authority, (c) a violation by the Company of Applicable Law or (d) a material breach of, or a default under, any Reviewed Agreements set forth on Exhibit A.

(7) Other than those that previously may have been obtained or made, no consent, approval or authorization of, or filing with, any governmental authority pursuant to any Applicable Law is required to be made or obtained by the Company or any subsidiary of the Company in connection with the Company's (a) valid execution and delivery of the Transaction Documents, (b) performance of its obligations under the Purchase Agreement on the date hereof and (c) performance of its obligations under the other Transaction Documents as of the date hereof.

(8) Based in part upon the representations made by you in the Purchase Agreement, and subject to the filings of such securities law notices as may be required to be filed

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to the Closing, the offer, sale and issuance of the Shares to be issued to you in conformity with the terms of the Purchase Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and exempt from the qualification requirements of Section 25110 of the California Corporate Securities Law of 1968, as amended.

(9) Based in part upon the representations made by you in the Purchase Agreement, and subject to the filings of such securities law notices as may be required to be filed subsequent to the Closing, the offer, sale and issuance of the Warrants and (assuming the Warrants were exercised on the date hereof) the issuance to you of the Warrant Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and exempt from the qualification requirements of Section 25110 of the California Corporate Securities Law of 1968, as amended.

(10) The Company is not and, after giving effect to the offering and sale of the Securities, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition to the foregoing opinions, based upon the foregoing and other than as set forth in the Purchase Agreement, we supplementally confirm the following to you as of immediately prior to the Closing.

Litigation Confirmation. To our knowledge, there is no action, suit, proceeding or investigation by or before any United States federal, California State or Delaware State court or governmental authority that is pending or threatened in writing against the Company and that questions the validity of the Transaction Documents or the right of the Company to enter into and perform its obligations under the Transaction Documents. Please note that we have not conducted a docket search in any jurisdiction with respect to any action, suit, proceeding or investigation that may be pending against the Company and we have not undertaken any search regarding any of its affiliates, officers or directors, nor, other than to request the Opinion Certificate from the Company, have we undertaken any further inquiry whatsoever in connection with the existence any such action, suit, proceeding or investigation.

[Remainder of Page Left Intentionally Blank]

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This opinion is rendered as of the date first written above solely for your benefit in connection with the sale and issuance of the Securities pursuant to the Purchase Agreement and may not be relied on by, nor may any copy be delivered to, any other person or entity without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to inform you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:
Daniel Winnike, a Partner

Exhibit A

Reviewed Agreements

1) The Purchase Agreement, the Rights Agreement, and the Letter Agreement dated February 23, 2012, as amended (the “Side Letter”) by and among the Company and Naxyris S.A., Sualk Capital Ltd, Maxwell (Mauritius) Pte Ltd and Biolding Investment SA.

2) A copy of the Company's Restated Certificate of Incorporation, filed with the Delaware Secretary of State on September 30, 2010, and certified by the Delaware Secretary of State on September 30, 2010, as amended by that certain Certificate of Amendment of the Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 9, 2013 and certified by the Delaware Secretary of State on May 9, 2013 and that certain Certificate of Amendment of the above-described Restated Certificate of Incorporation, dated May 12, 2014 and certified by the Delaware Secretary of State on May 12, 2014 (such Restated Certificate of Incorporation of the Company, as so amended, the “Restated Certificate”) (the "Restated Certificate").

3) A copy of the Company’s Amended and Restated Bylaws certified by the Company's Secretary on July 29, 2015 (the "Bylaws").

4) The Certificate of Incorporation of the Company filed with the Secretary of State of the State of California upon the Company's incorporation, the Certificate of Merger and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware upon the Company's re-incorporation in Delaware, the California and Delaware bylaws of the Company initially adopted by the Company and minutes of meetings and actions by written consent of the Company's incorporator(s), shareholders and Board of Directors that are contained in the Company's minute books.

5) Factual representations and warranties made to us by the Company, including those contained in an Opinion Certificate addressed to us and dated of even date herewith executed by the Company (the "Opinion Certificate").

6) A Certificate of Good Standing regarding the Company issued by the Secretary of State of the Delaware, dated July 27, 2015, indicating that the Company is qualified to do business, as a domestic corporation in that state (together with the letter referred to in item (7) below and the certificate referred to in item (8) below, the "Certificate of Good Standing").

7) A letter from the California Franchise Tax Board dated July 27, 2015to the effect that the Company is in good standing with respect to its California franchise tax filings and has no known unpaid franchise tax liability.

8) A Certificate of Good Standing from the Secretary of State of the State of California, indicating that the Company is in good standing and is qualified to do business as a foreign corporation therein.

9) A copy of the Series D Preferred Stock Purchase Agreement dated June 21, 2010.

10) A copy of the Amended and Restated Investors' Rights Agreement dated June 21, 2010, as amended by Amendment No. 1 thereto dated February 23, 2012, Amendment No. 2

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thereto dated as of December 24, 2012, Amendment No. 3 thereto dated as of March 27, 2013, Amendment No. 4 thereto dated as of October 16, 2013 and Amendment No. 5 thereto dated December 24, 2013.

11) A copy of the Stock Purchase Agreement dated February 22, 2012 by and between the Company and the Purchasers listed on the signature pages thereto.

12) A copy of the Securities Purchase Agreement dated February 24, 2012 by and between the Company and the Purchasers listed on the signature pages thereto, the Senior Unsecured Convertible Notes issued thereunder and the Registration Rights Agreement by and between the Company and Purchasers listed on the signature pages thereto, dated February 27, 2012.

13) Copies of those Common Stock Purchase Agreements dated May 18, 2012 by and between the Company and certain Company stockholders.

14) Securities Purchase Agreement dated July 30, 2012 by and between the Company and Total Energies Nouvelles Activités USA, the Senior Unsecured Convertible Notes issued thereunder and the Registration Rights Agreement by and between the Company and Total Energies Nouvelles Activités USA dated July 30, 2012.

15) A copy of the Securities Purchase Agreement dated March 27, 2013 by and among the Company and purchasers listed on the signature pages thereto.

16) A copy of the Securities Purchase Agreement dated August 8, 2013, as amended by Amendment No. 1 to Securities Purchase Agreement dated as of October 16, 2013 by and among the Company and purchasers listed on the signature pages thereto and by Amendment No. 2 to Securities Purchase Agreement dated December 23, 2013 by and among the Company and purchasers listed on the signature pages thereto (as amended, the “2013 Securities Agreement”); and the Warrant to purchase shares of Common Stock of the Company issued pursuant thereto.

17) A copy of the Loan and Security Agreement dated as of March 29, 2014, by and among the Company and purchasers listed on the signature pages thereto (the “Loan and Security Agreement”).

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Exhibit F

VOTING AGREEMENT